ATT Holding Co.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2007	September 30, 2006
Assets
Current assets:
Cash and cash equivalents	$2,806	$5,638
Restricted cash	—	2,081
Trade receivables, net	100,006	66,418
Inventories	112,008	141,239
Deferred income taxes	6,696	8,521
Prepaid expenses and other current assets	6,387	6,673
Total current assets	227,903	230,570
Property, plant and equipment, net	67,305	72,680
Intangibles, net	77,668	78,450
Goodwill	58,888	58,359
Other noncurrent assets	13,468	15,720
Total assets	$445,232	$455,779
Liabilities and stockholders’ deficit
Current liabilities:
Trade accounts payable	$36,196	$39,773
Accrued interest payable	10,260	7,325
Accrued expenses and other current liabilities	24,512	29,944
Revolving loan	67,099	66,608
Current portion of long-term debt	541	715
Total current liabilities	138,608	144,365
Deferred income taxes	28,244	26,325
Long-term debt	300,700	301,077
Accrued retirement benefits	7,362	7,812
Other liabilities	7,251	6,927
Total liabilities	482,165	486,506
Stockholders’ deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	110,500	110,500
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(146,005)	(137,597)
Accumulated other comprehensive income	12,111	9,909
Total stockholders’ deficit	(36,933)	(30,727)
Total liabilities and stockholders’ deficit	$445,232	$455,779